                                                             EXHIBIT (e)(5)(iii)




                                  SCHEDULE A-6
                                  ------------

                         EATON VANCE MUTUAL FUNDS TRUST
                             DISTRIBUTION AGREEMENT
                             EFFECTIVE: MAY 1, 2000

                                                                     Sales Commissions on
                    Name of Fund Adopting this Plan                      Class B Shares        Prior Agreements
                    -------------------------------                      --------------        ----------------

Eaton Vance Tax-Managed Young Shareholder Fund                                 5%                    N/A
